EXHIBIT 10.2

                          Amendment Agreement No. 3 for
                               Lease Agreement and
                       Certain Other Operative Agreements

         THIS AMENDMENT AGREEMENT is made and entered into as of the 14th day of August, 2000, by and among AVIATION SALES COMPANY, a Delaware corporation ("Aviation Sales"), as Construction Agent (the "Construction Agent"); AVIATION SALES COMPANY, as Lessee (the "Lessee"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, except as expressly stated in the Operative Agreements, but solely as Owner Trustee under the Aviation Sales Trust 1998-1 (the "Owner Trustee"); BANK OF AMERICA, N.A., d/b/a NationsBank, N.A., successor to NationsBank, National Association ("Bank of America"), as a Holder and as a Lender; BANK OF AMERICA, N.A., d/b/a NationsBank, N.A., successor to NationsBank, National Association, as Administrative Agent (the "Agent"); each of the holders party to the Trust Agreement (defined below) (the "Holders"); each of the Lenders party to the Credit Agreement (defined below)(the "Lenders"); and each of the Guarantors party to the Guaranty Agreement (defined below).

                              W I T N E S S E T H:

         WHEREAS, the Construction Agent, the Lessee, the Owner Trustee, the Agent, the Lenders and the Holders have entered into the Participation Agreement dated as of December 17, 1998 (as amended, the "Participation Agreement"); and

         WHEREAS, the Owner Trustee, the Lenders and the Agent have entered into the Credit Agreement dated as of December 17, 1998 (as amended, the "Credit Agreement"); and

         WHEREAS, the Holders and the Owner Trustee have entered into the Amended and Restated Trust Agreement dated as of December 17, 1998 (as amended, the "Trust Agreement"); and

         WHEREAS, the Owner Trustee and the Lessee have entered into the Lease Agreement dated as of December 17, 1998 (as amended, the "Lease" or "Lease Agreement"); and

         WHEREAS, Aviation Sales, Subsidiaries of Aviation Sales, and the Agent have entered into the respective Guaranty Agreements (Series A Obligations) dated as of December 17, 1998, February 18, 2000, March 31, 2000 or May 31, 2000, as the case may be, (collectively, the "Series A Guaranty Agreement"); and the Subsidiaries of Aviation Sales and the Owner Trustee have entered into the respective Guaranty Agreements (Lessee Obligations) dated as of December 17, 1998 February 18, 2000, March 31, 2000 or May 31, 2000, as the case may be, (collectively, the "Lessee Guaranty Agreement", and collectively with the Series A Guaranty Agreement and any other Guaranty Agreement (as defined in the Participation Agreement), the "Guaranty Agreement" or "Guaranty"); and

         WHEREAS, the parties hereto desire further to amend the Lease Agreement and certain other Operative Agreements in the manner herein set forth effective as of the date hereof;

         NOW, THEREFORE, the Construction Agent, the Lessee, the Owner Trustee, the Holders, the Agent and the Lenders do hereby agree as follows:

         1. Definitions. The terms "Participation Agreement", "Credit Agreement", "Trust Agreement", "Lease" and "Lease Agreement" as used herein and in the Operative Documents (as defined in the Participation Agreement) shall mean such agreements as hereby amended and modified, and as further amended, modified, supplemented or restated from time to time in accordance with the terms thereof. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Participation Agreement.

         2. Amendments to Participation Agreement, Credit Agreement and Trust Agreement. (Notwithstanding any provision in any Operative Agreement (including without limitation the definition of "Interest Period" in Appendix A to the Participation Agreement) which may suggest that an Interest Period may be two or three months in length) from and after August 14, 2000, on the date of making any Eurodollar Loan or Eurodollar Holder Funding (or the date of continuation of any Eurodollar Loan as Eurodollar Holder Funding for a subsequent Interest Period, or the date of conversion of any Base Rate Loan or Base Rate Holder Funding into a Eurodollar Loan or Eurodollar Holder Funding), the Interest Period on each such Eurodollar Loan or Eurodollar Holding Funding shall be one month in length, subject however to any additional restrictions on Interest Periods which may be set forth in the Operative Agreements (including without limitation those restrictions set forth in the proviso to the definition of "Interest Period").

         3. Additional Amendments to Participation Agreement. Effective as of June 25, 2000, subject to satisfaction of the conditions provided as set forth in Section 9 hereof, the Participation Agreement is hereby amended, effective as of the date hereof, as follows:

                  (a) Appendix A to the Participation Agreement is amended by deleting the definitions of "Applicable Base Rate Margin", "Applicable Margin" and "Existing Aviation Sales Credit Agreement", and inserting in their place the following definitions:

                           " `Applicable Base Rate Margin' shall mean three and
                  one-quarter percent (3.25%) per annum."

                           " `Applicable Margin' shall mean four and
                  three-quarters percent (4.75%) per annum."

                           " `Existing Aviation Sales Credit Agreement' shall
                  mean that certain Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, by and among the co-borrowers party thereto, Aviation Sales, Citicorp USA, Inc. as agent, and the lenders and issuing banks party thereto, as amended by Amendment No. 1 dated as of August 14, 2000, to Fourth Amended and Restated Credit Agreement, but without giving effect to any other amendment to such credit agreement."

                  (b) Appendix A to the Participation Agreement is further amended by deleting the definitions of "Performance Level 1", "Performance Level 2" and "Performance Level 3".

         4. Amendments to Lease Agreement. Subject to the conditions hereof, the Lease Agreement is hereby amended, effective as of June 25, 2000, as follows:

                  (a) The first line of Section 25.2(b) of the Lease Agreement is amended by deleting the phrase "without the consent of Lessor or the Agent," and inserting in its place the following: "provided that Lessee has obtained the written consent of the Agent (but not the Lessor),".

                  (b) Sections 28.41 through 28.4.7 of the Lease Agreement are amended in their entirety so that as amended, those Sections shall read as follows:

                                    "28.4.1 Minimum Consolidated EBITDA.
                           Aviation Sales shall maintain Consolidated EBITDA, determined as of the last day of each Fiscal Quarter set forth below for the period then ending described below, of at least the amount set forth below opposite such date of determination:

         "Determination Date            Applicable Period                                Minimum Consolidated EBITDA
          ------------------            -----------------                                ---------------------------
         June 30, 2000                  January 1, 2000 - June 30, 2000                          $17,000,000
         September 30, 2000             January 1, 2000 - September 30, 2000                     $20,000,000
         December 31, 2000              January 1, 2000 - December 31, 2000                      $26,500,000
         March 31, 2001                 April 1, 2000 - March 31, 2000                           $22,000,000
         June 30, 2001                  July 1, 2000 - June 30, 2001                             $33,500,000
         September 30, 2001             October 1, 2000 - September 30, 2001                     $42,500,000
         December 31, 2001              January 1, 2001 - December 31, 2001                      $50,000,000
         March 31, 2002                 April 1, 2001 - March 31, 2002                           $57,500,000
         June 30, 2002                  July 1, 2001 - June 30, 2002                             $62,500,000
         September 30, 2002             October 1, 2001 - September 30, 2002                     $68,000,000
         December 31, 2002              January 1, 2001 - December 31, 2002                      $72,500,000
         Each March 31, June 30,        Four-Quarter Period then ending                          $72,500,000
         September 30 and
         December 31 thereafter

                                    "28.4.2 Capital Expenditures. Aviation Sales
                           and its Subsidiaries shall not make Capital
                           Expenditures in the aggregate during any period set forth below in excess of the amount set forth below opposite such period (in each instance, the "Maximum Amount"):


          Determination Date             Applicable Period                                Maximum Amount
          ------------------             -----------------                                --------------
          June 30, 2000                  January 1, 2000-- June 30, 2000                    $13,000,000
          September 30, 2000             January 1, 2000-- September 30, 2000               $14,000,000
          December 31, 2000              January 1, 2000-- December 31, 2000                $16,000,000
          March 31, 2001                 Four-Quarter Period then ending                    $10,000,000
          June 30, 2001                  Four-Quarter Period then ending                    $10,000,000
          September 30, 2001             Four-Quarter Period then ending                    $10,000,000
          December 31, 2001              Four-Quarter Period then ending                    $10,000,000
          March 31, 2002                 Four-Quarter Period then ending                    $10,000,000
          June 30, 2002                  Four-Quarter Period then ending                    $10,000,000
          Each September 30, December    Four-Quarter Period then ending                    $10,000,000
          31, March 31 and
          June 30 thereafter

                           provided, however, to the extent Aviation Sales and its Subsidiaries have not made Capital Expenditures in the amount permitted above for any given period set forth above, Capital Expenditures in an amount equal to 100% of the Maximum Amount of such Capital Expenditures permitted but not made in such period may be made in the immediately next succeeding period in addition to any amounts permitted above for such succeeding period; provided that to the extent amounts carried forward from one period to the next succeeding period are not expended in such period, such surplus may not be carried forward to any other succeeding period.

                                    "28.4.3 Consolidated Fixed Charge Ratio.
                           Aviation Sales shall maintain a Consolidated Fixed Charge Ratio for Aviation Sales and its Subsidiaries, as determined as of the last day of each Fiscal Quarter set forth below for the period then ending described below, of at least the level set forth below opposite such determination date:

               Determination Date              Applicable Period                                  Minimum Ratio
               ------------------              -----------------                                  -------------
               March 31, 2001                  Four-Quarter Period then ending                    0.90 to 1.00
               June 30, 2001                   Four-Quarter Period then ending                    0.90 to 1.00
               September 30, 2001              Four-Quarter Period then ending                    1.15 to 1.00
               December 31, 2001               Four-Quarter Period then ending                    1.50 to 1.00
               March 31, 2002                  Four-Quarter Period then ending                    1.50 to 1.00
               June 30, 2002                   Four-Quarter Period then ending                    1.75 to 1.00
               September 30, 2002              Four-Quarter Period then ending                    2.00 to 1.00
               December 31, 2002               Four-Quarter Period then ending                    2.25 to 1.00
               March 31, 2003                  Four-Quarter Period then ending                    2.50 to 1.00
               Each June 30, September 30,     Four-Quarter Period then ending                    2.50 to 1.00
               December 31 and
               March 31 thereafter

                                    "28.4.4 Working Capital. Working Capital
                           shall be (a) $325,000,000 at June 30, 2000, (b)
                           $300,000,000 during the period September 30, 2000 through June 30, 2001, and (c) $275,000,000 at
                           September 30, 2001 and at all times thereafter during the term of this Agreement, in each instance determined at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2000.

                                    "28.4.5 Minimum Tangible Net Worth. Aviation
                           Sales shall maintain a Tangible Net Worth of Aviation Sales and its Subsidiaries, of at least the amount set forth below for the Fiscal Quarter ending during the period set forth below opposite such amount.


                              Fiscal Quarter Ending                        Minimum Tangible Net Worth
                              ---------------------                        --------------------------
                              June 30, 2000                                       $132,500,000
                              September 30, 2000                                  $119,000,000
                              December 31, 2000                                   $109,000,000
                              March 31, 2001                                      $109,000,000
                              June 30, 2001                                       $114,000,000
                              September 30, 2001                                  $118,000,000
                              December 31, 2001                                   $124,000,000
                              March 31, 2002                                      $133,000,000
                              June 30, 2002                                       $142,000,000

                              Each September 30, December                       The amount of Tangible Net
                              31, March 31 and June 30                          Worth required to be
                              thereafter                                        maintained by this Section
                                                                                28.4.5 as at the end of the
                                                                                immediately preceding Fiscal
                                                                                Quarter plus 85% of
                                                                                Consolidated Net Income (with
                                                                                no reduction for net losses
                                                                                during any period) for the
                                                                                Fiscal Quarter ending on such
                                                                                date

                                    "28.4.6 Leverage Ratio. Aviation Sales shall
                           maintain a ratio of Consolidated Funded Debt to Consolidated EBITDA of Aviation Sales and its Subsidiaries, determined as of the end of each Fiscal Quarter ending on or after June 30, 2001 for the Four-Quarter Period then ended, of not more than:

                                   "Four-Quarter Period Ending                     Maximum Ratio
                                    --------------------------                     -------------
                                   June 30, 2001                                   10.00 to 1.00
                                   September 30, 2001                               8.00 to 1.00
                                   December 31, 2001                                6.00 to 1.00
                                   March 31, 2002                                   5.50 to 1.00
                                   June 30, 2002                                    5.00 to 1.00
                                   September 30, 2002                               4.50 to 1.00
                                   December 31, 2002                                4.00 to 1.00

                                   Each March 31, June 30, September 30 and         4.00 to 1.00
                                   December 31 thereafter

                                    "28.4.7 Ratio of Senior Debt to EBITDA.
                           Aviation Sales shall maintain a Ratio of Senior Debt to EBITDA for Aviation Sales and its Subsidiaries, determined as of the end of each Fiscal Quarter ending on or after December 31, 2000, for the Four-Quarter Period then ended, of not more than:

                                   "Four-Quarter Period Ending                     Maximum Ratio
                                    --------------------------                     -------------
                                   December 31, 2000                                7.00 to 1.00
                                   March 31, 2001                                   7.75 to 1.00
                                   June 30, 2001                                    5.50 to 1.00
                                   September 30, 2001                               4.00 to 1.00
                                   December 31, 2001                                3.00 to 1.00
                                   March 31, 2002                                   2.50 to 1.00
                                   June 30, 2002                                    2.25 to 1.00
                                   September 30, 2002                               2.25 to 1.00
                                   December 31, 2001                                2.00 to 1.00
                                   Each  March  31,  June 30,  September  30 and    2.00 to 1.00
                                   December 31 thereafter

         5. Consent to Amendment to Revolving Credit Agreement. Effective as of June 25, 2000, subject to the Agent's receipt of the consent referenced in
Section 9(a)(ix) below on or before August 14, 2000, the parties signatory hereto hereby consent to the amendment of the Existing Aviation Sales Credit Agreement on the terms and conditions attached hereto as Exhibit A.

         6. Approval of Certain Components in Calculations of Consolidated EBITDA. The Lenders signatory hereto representing the Majority Lenders and the Agent hereby confirm their approval, as required by clause (vi) of the definition of "Consolidated EBITDA" in the Lease Agreement, of inclusion of the items described on Exhibit B attached hereto and made a part hereof in the calculation (as part of such clause (vi)) of Consolidated EBITDA for the periods referenced on Exhibit B.

         7. Agreement and Confirmation by Guarantors. Each of the undersigned Guarantors has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendments to the Lease Agreement, the Participation Agreement, the Credit Agreement, the Trust Agreement and other Operative Agreements contained herein and (ii) confirming its guarantee of payment of all Borrower's Liabilities (as defined in the Series A Guaranty Agreement) and all Lessee's Liabilities (as defined in the Lessee Guaranty Agreement).

         8. Representations, Warranties and Covenants. The Lessee and the Construction Agent hereby represent, warrant and covenant that:

                  (a) The representations and warranties made by the Lessee and the Construction Agent in Section 7 (other than in Section 7.3(f)(i)) of the Participation

         Agreement are true on and as of the date hereof; and the representations in warranties set forth in Section 7.3(f)(i) of the Participation Agreement are true on and as of the date set forth in such Section;

                  (b) (i) The audited consolidated financial statements of each of the Construction Agent and the Lessee as at December 31, 1999, copies of which have been furnished to the Agent and the Owner Trustee, were prepared in accordance with GAAP and fairly present the financial condition of each of the Construction Agent and the Lessee and their Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the fiscal year then ended and
         (ii) the draft unaudited consolidated financial statements as at June 30, 2000, copies of which have previously been furnished to the Agent and the Owner Trustee, were prepared in accordance with GAAP (subject to normal year-end adjustments) and fairly present the financial condition of the Construction Agent and the Lessee and their Subsidiaries on a consolidated basis as of such date and their consolidated results of operations for the fiscal quarter then ended. Neither Aviation Sales nor any Guarantor or any Subsidiary of Aviation Sales has, as of the date hereof, any Accommodation Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not disclosed in writing to the Agent, the Lenders and the Holders prior to the date hereof.

                  (c) This Amendment Agreement constitutes the legal, valid and binding obligation of Aviation Sales and the Guarantors and is enforceable against Aviation Sales in accordance with its terms. Each of the Participation Agreement and the Lease Agreement, as previously executed, delivered and amended and as amended by this Amendment Agreements, constitute legal, valid and binding obligations of Aviation Sales and are enforceable against Aviation Sales in accordance with their respective terms.

                  (d) The business and properties of the Lessee and the Construction Agent and the Guarantors and the Subsidiaries of Aviation Sales are not, and since the Initial Closing Date have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

                  (e) No event has occurred and no condition exists which, after giving effect to this Amendment Agreement, constitutes a Default or an Event of Default on the part of the Lessee or the Construction Agent or any Guarantor or any Subsidiary of Aviation Sales under the Participation Agreement or any other Operative Agreement, either immediately or with the lapse of time or the giving of notice, or both. Since June 30, 2000, there has occurred no event with respect to the Lessee, the Construction Agent or any Guarantor or any Subsidiary of Aviation Sales which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

                  (f) Neither the Construction Agent nor the Agent is aware of any change order, amendment or modification of the Construction Budget, or amendment or modification to any Plans and Specifications for any Property (collectively, "Change

         Orders") that has been adopted or is planned, contemplated or under consideration, other than the Permitted Change Orders (the "Permitted Change Orders") identified on Schedule 8-F and approved by the Agent, or the Submitted Change Orders (the "Submitted Change Orders") identified on Schedule 8-F which have been submitted (or will be submitted on or before September 30, 2000) to Agent but which Submitted Change Orders remain subject to the Agent's approval. Each of the Construction Agent and the Lessee hereby covenants and agrees that unless it has obtained the prior written consent of the Agent thereto, it will not (i) obtain, permit or approve any Change Order (other than a Permitted Change Order or, the extent approved by the Agent, a Submitted Change Order) with respect to any Property, or (ii) perform or permit any work to be performed at any Property that would involve any Change Order (other than a Permitted Change Order or, the extent approved by the Agent, a Submitted Change Order) or other deviation from the Construction Budget, the Plans and Specifications or any construction contract with respect to any Property, in each case as they exist on the date of this Amendment Agreement and have been previously delivered to the Agent;

                  (g) On or before September 15, 2000, Aviation Sales shall deliver to the Agent (i) a revised permanent Certificate of Occupancy for the interior portion of the "Aviation Building" in Miramar, Florida, which certificate shall not include the words "TEMP. EXTENSION EXPIRES AUGUST 7, 2000" or any other indication that is is a temporary certificate of occupancy or (ii) other evidence, in form and substance satisfactory to the Agent (in its sole discretion), that the Certificate of Occupancy for such interior portion is not temporary.

         This Amendment Agreement shall be deemed to be an Operating Agreement and any violation of a covenant contained herein shall be a violation of an Operative Agreement.

         9. Conditions Precedent. The effectiveness of this Amendment Agreement shall be subject to fulfillment of the following conditions precedent:

                  (a) The Agent shall have received on the date hereof, in form and substance satisfactory to the Agent, the following:

                           (i) a fully-executed original of this Amendment
                  Agreement;

                           (ii) an opinion of outside counsel to the Lessee and
                  the Guarantors, addressed to the Agent, the Owner Trustee and the Lenders and Holders;

                           (iii) a certificate of the Secretary or an Assistant
                  Secretary of each of the Lessee and each Guarantor in such form as is reasonably acceptable to the Agent attaching and certifying as to (A) the resolutions of the Board of Directors of Lessee or such Guarantor (as the case may be) duly authorizing the execution, delivery and performance by Lessee or such Guarantor (as the case may be) of this Amendment Agreement and each of the other Operative Agreements delivered in connection with this Amendment Agreement to which such Lessee or Guarantor is or will be a party, (B) the fact that neither its certificate of incorporation nor its bylaws have been changed from the versions that were certified and delivered to the Agent on the Initial Closing Date (or if they have been changed, such certificate of incorporation or by-laws certified as of a recent date by the Secretary of State of the State of its incorporation), and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf this Amendment Agreement and each of the other Operative Agreements delivered in connection with this Amendment Agreement to which such Lessee or Guarantor is a party; and

                           (iv) a fee (the "Amendment Fee") in the amount of
                  $200,000, in immediately available funds, paid by the Lessee (as described in Exhibit C) to the Agent; plus evidence of the payment of all other fees and amounts set forth in Exhibit C attached hereto;

                           (v) an executed amendment to the Existing Aviation
                  Sales Credit Agreement (as in effect prior to the effective date of this Amendment Agreement) in the form attached hereto as Exhibit A or otherwise in form and substance satisfactory to the Agent, Lenders and Holders;

                           (vi) a plan and financial forecast consisting of a
                  balance sheet, income statement and statement of cash flows by month for the Fiscal Year ending December 31, 2000, accompanied by a discussion of the underlying assumptions with respect to each of the business segments referred to as "Distribution", "Dixie Aerospace", "Aerocell", "Caribe", "Airframe Maintenance/Engine Overhaul", "Apex", "Kratz-Wilde", and "Leasing" prepared by Aviation Sales and its Subsidiaries, in form and substance satisfactory to the Agent;

                           (vii) a plan and financial forecast for each of the
                  Fiscal Years ending December 31, 2001 and December 31, 2002, including forecasted consolidated balance sheet, income statement, and statement of cash flow for Aviation Sales and its Subsidiaries for each such Fiscal Year;

                           (viii) projected cash flow statements of Aviation
                  Sales and its Subsidiaries, by week, for the period August 7, 2000 - September 29, 2000;

                           (ix) a written consent of the obligee parties to the
                  Existing Aviation Sales Credit Agreement to the terms of this Amendment Agreement in form and substance satisfactory to the Agent (which consent may be included in the amendment agreement referred to in clause (v) above);

                           (x) a waiver of all events of default which exist as
                  of August 14, 2000, if any, under any loan agreement(s) (collectively, the "Norlease Agreement") among Norlease, Inc., Aviation Sales SPS I, Inc., and Aviation Sales Company and the rights and remedies of the parties thereunder arising with respect thereto pursuant to an agreement in form and substance satisfactory to the Agent;

                           (xi) (A) down-dating endorsements of the title
                  policies issued to the Owner Trustee and the Agent, with respect to the Miramar Property, such endorsements reflecting the transaction documents, as amended hereby, and showing no additional exceptions to coverage, except as approved by the Agent (in its sole discretion) and (B) down-dating endorsements of such policies with respect to the Funding in July, 2000, showing no additional exceptions to coverage except as approved by the Agent (in its sole discretion);

                           (xii) an effective permanent Certificate of Occupancy
                  for the interior of the "Aviation Building" in the Property located in Miramar, Florida;

                           (xiii) a fully-executed modification of the
                  Memorandum of Lease and Lease Supplement and Mortgage with respect to the Property in Miramar, Florida;

                           (xiv) any additional agreements, instruments or
                  documents which it may reasonably request in connection herewith;

                  (b) The correctness in all material respects on the date hereof of the representations and warranties of the Owner Trustee, Construction Agent and the Lessee contained herein and in each of the Operative Agreements;

                  (c) No Default or Event of Default shall have occurred and be continuing on the date hereof; and as of the date hereof no "Event of Default" shall have occurred and be continuing under the terms of the Existing Aviation Sales Credit Agreement, the Norlease Agreement or the Indenture under which the Senior Subordinated Notes have been issued, as supplemented through the date of this Amendment Agreement and no "Change of Control" (as defined in such Indenture) shall have occurred;

                  (d) No material adverse change shall have occurred (as certified to the Agent, the Lenders and the Holders by the respective chief financial officers) in the business, assets, management, operations, financial condition or prospects of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales since June 30, 2000;

                  (e) Since March 31, 2000, no permit, agreement, lease, or license which, in the judgment of the Agent, is material to the business, operations or employee relations of Aviation Sales or any Guarantor or any Subsidiary of Aviation Sales, including without limitation, any agreement relating to the Existing Aviation Sales Credit Agreement or the Senior Subordinated Notes (as defined in the Existing Aviation Sales Credit Agreement), shall have been terminated, modified, revoked, breached, or declared to be in default, or if breached or declared to be in default during such period, such breach or default shall have been cured or waived on terms satisfactory to the Agent and Lenders; and

                  (f) None of the members of Aviation Sales' Board of Directors as of March 31, 2000 shall have ceased acting as members of such Board of Directors.

10.      Release.

                  (a) Aviation Sales and its Subsidiaries acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of their or the Owner Trustee's respective liability to pay or perform any obligations pursuant to any of the Operative Agreements or any other documents which evidence or secure any obligations owed under any Operative Agreement. In consideration for the execution of this Amendment Agreement, each of Aviation Sales and each of its Subsidiaries hereby releases and forever discharges, Bank of America, the Agent, the Lenders, the Holders and the Owner Trustee and all of their respective officers, directors, employees, Affiliates and agents (collectively, the "Released Parties") from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether heretofore or now existing, liquidated or unliquidated, matured or unmatured, fixed or contingent (collectively, the "Release Claims"), which might be asserted against any of the Released Parties. This Release applies to all matters arising out of or relating to the Operative Agreements, any Property, any obligations due under any of the Operative Agreements and this Amendment Agreement, commitment letters with respect to other loan facilities, and the lending and borrowing relationships, and (to the extent any Release Claims relating to such deposit relationships are now known to Aviation Sales or any of its Subsidiaries) the deposit relationships, between Aviation Sales or its Subsidiaries, and Bank of America, the Agent, the Lenders, the Holders and the Owner Trustee, including the administration, collateralization and funding thereof. Each of Aviation Sales and each of its Subsidiaries further agrees not to bring any action in any judicial, administrative or other proceeding against the Released Parties, or any of them, alleging any such Release Claim or otherwise arising in connection with any such Release Claim.

                  (b) It is the intent of the parties that except as otherwise set forth herein, the foregoing release shall be effective as a full and final accord and satisfaction of all claims hereby released and each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed. In this connection, each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now existing and unknown to it may have given or may hereafter give rise to Release Claims, which are presently unknown, unsuspected, unliquidated, unmatured and/or contingent, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in view of that realization. Nevertheless, Aviation Sales and its Subsidiaries hereby intend to release, discharge and acquit the Released Parties of and from any such unknown, unsuspected, unliquidated, unmatured and/or contingent Release Claims, which are in any way set forth in or related to the matters identified above in this
         Section 10. Aviation Sales and its Subsidiaries hereby explicitly waive the benefits of any common law or statutory rule with respect to the release of such Release Claims.

                  (c) The acceptance and delivery of this Amendment Agreement by the Agent on behalf of the Released Parties shall not be deemed or construed as an admission of liability with respect to the Release Claims or otherwise by the Released Parties, or any of them, and the Released Parties hereby expressly deny liability of any nature whatsoever arising from or related to the subject of the release contained in this Section 10.

                  (d) Each of Aviation Sales and each of its Subsidiaries hereby agrees, represents and warrants that: (i) such party has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Release Claims purported to be released by this Section 10; (ii) such party has had advice of counsel of its own choosing in negotiations for and the preparation of this Amendment Agreement; and (iii) such party is fully aware of the effect of releases such as that contained in this Section 10.

         11. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         12. Full Force and Effect of Operative Agreements. Except as hereby specifically amended, modified or supplemented, the Participation Agreement, the Lease, the Credit Agreement, the Trust Agreement, the Guaranty Agreements and all of the other Operative Agreements are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         13. Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                          AVIATION SALES COMPANY,
                          as Construction Agent

                          By:_____________________________________
                          Name:____________________________________
                          Title:_____________________________________

                          AVIATION SALES COMPANY,
                          as Lessee

                          By:______________________________________
                          Name:____________________________________
                          Title:_____________________________________



                          FIRST SECURITY BANK, NATIONAL
                            ASSOCIATION
                          not individually, except as
                          expressly stated under the Operative
                          Agreements, but solely as Owner
                          Trustee under the Aviation Sales
                          Trust 1998-1

                          By:_______________________________________
                          Name:____________________________________
                          Title:_____________________________________


                          BANK OF AMERICA, N.A., as a Holder and as a Lender

                          By:_______________________________________
                          Name:____________________________________
                          Title:_____________________________________


                          BANK OF AMERICA, N.A., as Administrative
                          Agent

                          By:_______________________________________
                          Name:____________________________________
                          Title:_____________________________________

                             SIGNATURE PAGE 1 OF 3

                              JOINDER BY GUARANTORS

The undersigned Guarantors hereby join in and consent to this Amendment
Agreement.

                           AVIATION SALES COMPANY
                           AVIATION SALES MANUFACTURING COMPANY
                           AVIATION SALES PROPERTY MANAGEMENT  CORP.
                           AVIATION SALES FINANCE COMPANY
                           TIMCO ENGINE CENTER, INC.
                           AVS/KRATZ-WILDE MACHINE COMPANY
                           APEX MANUFACTURING, INC.
                           AEROCELL STRUCTURES, INC.
                           AVIATION SALES DISTRIBUTION SERVICES COMPANY
                           AVIATION SALES BEARINGS COMPANY
                           AVIATION SALES LEASING COMPANY
                           WHITEHALL CORPORATION
                           TRIAD INTERNATIONAL MAINTENANCE CORPORATION
                             (successor in interest to Aero
                             Corporation and Aero Corp Macon, Inc.)
                           AVIATION SALES MAINTENANCE, REPAIR & OVERHAUL COMPANY CARIBE AVIATION, INC.
                           AIRCRAFT INTERIOR DESIGN, INC.
                           AERO HUSHKIT CORPORATION
                           HYDROSCIENCE, INC.
                           TIMCO ENGINEERED SYSTEMS, INC.


                           By:____________________________________________
                           Name:__________________________________________
                           Title:________________ of each of the foregoing
                                   Guarantors

                           AVSRE, L.P.
                           By: Aviation Sales Property Management Corp., its general partner

                           By:__________________________________
                           Name:________________________________
                           Title:_______________________________

                             SIGNATURE PAGE 2 OF 3

                           AVIATION SALES SPS I, INC.

                           By:________________________________________
                           Name:______________________________________
                           Title:_____________________________________


                             SIGNATURE PAGE 3 OF 3